SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   September 1, 2010

NXT Nutritionals Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

56 Jackson Street
Holyoke, MA 01040
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(413) 533-9300
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 1, 2010 (the “Execution Date”), NXT Nutritionals Holdings, Inc. (the “Company”) and purchasers (the “Purchasers”) holding approximately 87% of the aggregate number of (1) the original issue discount senior secured note (the “Notes”), (2) the series C warrants (the “Series C Warrants”) and (3) the shares of common stock underlying the Notes and the Series C Warrants (collectively, the “Securities”), entered into a modification and amendment agreement (the “Amendment”). The Amendment was required to be approved by Purchasers of at least 67% of the Securities, and amends and modifies certain terms and provisions in the Notes and the Series C Warrants.

Pursuant to the Amendment, the commencement of monthly redemption date of the Notes is extended to December 1, 2010 and the maturity date of the Notes is extended to August 1, 2011.  With prior written consent of the Holders, the Company may now pay the monthly redemption of the Notes in common stock even if the monthly redemption price described in the Notes is less than $0.40. In addition, pursuant to the Amendment, the conversion price of the Notes and the exercise price of the Series C Warrants are both reduced to $0.40 per share.

A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits.

10.1 Modification and Amendment Agreement by and among the Company and the Holders identified on the signature pages thereto, dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NXT Nutritionals Holdings, Inc.
Date: September 1, 2010	By:	/s/ Francis McCarthy
Name: Francis McCarthy
Title: President and Chief Executive Officer